UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

BRIDGEPOINT EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34272 (Commission File Number)	59-3551629 (IRS Employer Identification No.)

13500 Evening Creek Drive North, Suite 600 San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

(858) 668-2586

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                           Other Information.

In September 2010, Ashford University applied for eligibility from the Accrediting Commission for Senior Colleges and Universities of the Western Association of Schools and Colleges (“WASC”).  On May 12, 2011, Ashford University received a letter from WASC stating that the WASC Eligibility Review Committee has reviewed the application and determined that the university meets all of the WASC eligibility criteria and may proceed with an application for initial accreditation.  Additionally, the letter confirmed that Ashford University is authorized to pursue WASC accreditation under Pathway B, the process for institutions that currently hold accreditation with an institutional accreditor recognized by the US Department of Education.

A determination of eligibility is not a formal status with WASC, nor does it ensure eventual accreditation; it is a preliminary finding that Ashford University is potentially accreditable and can proceed within four years of its eligibility determination to be reviewed for initial accreditation status with WASC.  Questions about eligibility may be directed to Ashford University or to WASC at wascsr@wascsenior.org or (510) 748-9001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2011		Bridgepoint Education, Inc.

	By:	/s/ Daniel J. Devine
Name: Daniel J. Devine
Title: Chief Financial Officer